Exhibit 10.B

NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into and effective as of                               , 20     (the “Date of Grant”), by and between Ecolab Inc. (the “Company”) and                                    (the “Optionee”).

A.                                   The Company has adopted the Ecolab Inc. 2010 Stock Incentive Plan (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant non-statutory stock options to employees, consultants, advisors and independent contractors of the Company and its Subsidiaries.

B.                                     The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

ARTICLE 1.                              GRANT OF OPTION.

The Company hereby grants to the Optionee the option (the “Option”) to purchase                  shares (the “Option Shares”) of the Company’s common stock, $1.00 par value (the “Common Stock”), subject to the terms and conditions set forth in this Agreement and in the Plan.  The Option is not intended to be an “incentive stock option” as that term is used in Section 422 of the Code.

ARTICLE 2.                              OPTION EXERCISE PRICE.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $              .

ARTICLE 3.                              DURATION OF OPTION AND TIME OF EXERCISE.

3.1                                 Period of Exercisability.  Subject to Section 3.2 below, the Option will become exercisable, on a cumulative basis, as to one-third of the Option Shares (excluding any fractional portion less than one share), on each of the first and second anniversaries of the Date of Grant and as to the remaining Option Shares on the third anniversary of the Date of Grant, provided the Optionee remains in the continuous employ of or service with the Company or any Subsidiary.  This Option will expire and will no longer be exercisable as to any unexercised Option Shares at 5:00 p.m. (St. Paul, Minnesota time) on the earliest of:

(a)                  the tenth anniversary of the Date of Grant (“Expiration Date”);

(b)                 upon termination of the Optionee’s employment by or service to the Company and all Subsidiaries upon a determination by the Committee that Cause exists;

(c)                  upon the expiration of any applicable period specified in Sections 12.1(a), 12.2(a) and 12.3(a) of the Plan during which the Option may be exercised after a termination of the Optionee’s employment by or service to the Company and all Subsidiaries; or

(d)                 the date, if any, fixed for termination of this Option pursuant to Section 14.2(c) of the Plan.

3.2                                 Termination of Employment or Other Service.  The effect of the termination of the Optionee’s employment by or service to the Company and all Subsidiaries prior to the Expiration Date will be as provided in Sections 12.1(a), 12.2(a), 12.3(a) and 12.5 of the Plan.

3.3                                 Change in Control.  If a Change in Control occurs prior to the Expiration Date, the effect on this Option shall be as provided in Section 14.2 of the Plan.

ARTICLE 4.                              MANNER OF OPTION EXERCISE

4.1                                 Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by giving written or electronic notice of exercise (in person, by mail, by facsimile or by electronic transmission) to the Company at its principal executive office in St. Paul, Minnesota (Attention:  Sr. Vice President-Human Resources), or through the procedures established with any Company-appointed third-party administrator.  Such notice will be in a form satisfactory to the Committee, will identify the Option, will specify the number of Option Shares with respect to which the Option is being exercised, and will be signed (Including, if applicable, by electronic signature as provided in Section 11.7 of this Agreement) by the person or persons so exercising the Option.  Such notice will be accompanied by payment in full of the total purchase price of the Option Shares purchased.  If the Option is being exercised, as provided by the Plan, by any person or persons other than the Optionee, the notice will be accompanied by appropriate proof of right of such person or persons to exercise the Option.  As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee certificated or uncertificated (“book entry”) shares.  If the Option is being exercised by tender of a Broker Exercise Notice, the Company will deliver such shares directly to the Optionee’s broker or dealer or their nominee.

4.2                                 Payment.  At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased solely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, (i) by tender of a Broker Exercise Notice, (ii) by delivery to the Company (either actually or by attestation as to ownership) of Previously Acquired Shares that are acceptable to the Committee, (iii) by a “net exercise” as described in Section 6.4(b) of the Plan, or (iv) by a combination of such methods.  If the Optionee is permitted to pay the purchase price of Option Shares to be purchased in whole or in part by delivery of Previously Acquired Shares or by a net exercise, the value of such shares delivered to or retained by the Company will be equal to their Fair Market Value on the date of exercise of this Option.

ARTICLE 5.                              NONTRANSFERABILITY.

Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan.  Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan will be null and void and will void this Option.

ARTICLE 6.                              EMPLOYMENT OR OTHER SERVICE.

Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE 7.                              WITHHOLDING TAXES.

By accepting this Award, the Optionee (i) acknowledges his or her obligation to make arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding or employment-related taxes that may be due as a result of the grant or exercise of this Option, (ii) authorizes the Company (or any Subsidiary) to withhold from payroll or other amounts payable to the Grantee any sums required to satisfy such tax obligations, and (iii) otherwise agrees to satisfy such obligations in accordance with the provisions of Section 13 of the Plan.  If the Optionee desires to satisfy some or all of such tax obligations by delivering (actually or through attestation of ownership) Previously Acquired Shares or by having the Company retain a portion of the Shares otherwise issuable upon exercise of the Option, the Optionee must make such a request which shall be subject to approval by the Company.  For purposes of satisfying the Optionee’s withholding and employment-related tax obligations, Previously Acquired Shares or Shares retained by the Company will be valued at their Fair Market Value on the date of exercise of the Option.  Delivery of Shares upon exercise of this Option is subject to the satisfaction of applicable withholding and employment-related tax obligations.

ARTICLE 8.                              ADJUSTMENTS.

The number and kind of securities subject to this Option and the exercise price of this Option will be subject to adjustment under the circumstances and to the extent specified in Section 4.3 of the Plan.

ARTICLE 9.                              AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data by and among, as applicable, the Company for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that the Company may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Options and/or shares of Common Stock held and the details of all Options or any other entitlement to shares of Common Stock awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Optionee’s participation in the Plan (the “Data”).  The Optionee understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the Company’s stock plan administrator.  The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Options under the Plan or with whom shares of Common Stock acquired pursuant to the exercise of the Options or cash from the sale of such shares may be deposited.  Furthermore, the Optionee acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Optionee’s participation in the Plan.  The Optionee understands that the Optionee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting the Optionee’s local human resources representative or the Company’s stock plan administrator in writing.  The Optionee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Option, and the Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative or the Company’s stock plan administrator.

ARTICLE 10.                        SUBJECT TO PLAN.

10.1                           Terms of Plan Prevail.  The Option has been and the Option Shares granted and issued pursuant to this Agreement will be granted and issued under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.  References in this Agreement to specific Sections of the Plan refer to those Sections of the Plan as in effect on the Date of Grant.

10.2                           Definitions.  Unless otherwise defined in this Agreement, the terms capitalized in this Agreement have the same meanings as given to such terms in the Plan.

ARTICLE 11.                        RIGHTS AS A STOCKHOLDER.

Neither the Optionee nor any other person entitled to exercise the Option will have any rights as a stockholder with respect to any of the Option Shares until the Option has been exercised in accordance with this Agreement and the Optionee or such other person becomes the holder of record of the resulting shares of Common Stock as provided in Section 4.1 above.

ARTICLE 12.                        MISCELLANEOUS.

12.1                           Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

12.2                           Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota without regard to conflicts of laws provisions.  Any legal proceedings related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

12.3                           Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

12.4                           Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

12.5                           Captions.  The Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and are not to be deemed to limit or otherwise affect any of the provisions of this Agreement.

12.6                           Counterparts.  For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

12.7                           Electronic Delivery and Execution.  The Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Incentive Award made or offered under the Plan.  The Optionee understands that, unless revoked by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement.  The Optionee also understands that the Optionee will have the right at any time to request that the Company deliver written copies of any and all materials referred to above.  The Optionee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that the Optionee’s electronic signature is the same as, and will have the same force and effect as, the Optionee’s manual signature.  The Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

12.8                           Address for Notice.  All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters.  Notices to the Grantee shall be addressed to the Grantee at the address as from time to time reflected in the Company’s or Subsidiary’s employment records as the Grantee’s address.

12.9                           Severability.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

12.10                     Appendix.  Notwithstanding any provision of this Agreement to the contrary, this Option and the shares of Common Stock acquired under the Plan upon its exercise shall be subject to any and all special terms and provisions, if any, as set forth in the Appendix for the Grantee’s country of residence.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

ECOLAB INC.

By:
Its:

[By execution of this Agreement,	OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.]

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